UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 30, 2014

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number

001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2014, Palo Duro Wind Portfolio, LLC, an indirect wholly-owned subsidiary of NextEra Energy US Partners Holdings, LLC (the Palo Duro purchaser), entered into a purchase and sale agreement (the Palo Duro purchase and sale agreement) with Palo Duro Wind Holdings SellCo, LLC (the seller), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NEER), which is an indirect wholly-owned subsidiary of NextEra Energy, Inc.  NextEra Energy US Partners Holdings, LLC is an indirect wholly-owned subsidiary of NextEra Energy Partners, LP (NEP). Pursuant to the terms of the Palo Duro purchase and sale agreement, the Palo Duro purchaser agreed to acquire at closing (the Palo Duro closing) 100% of the membership interests of Palo Duro Wind Project Holdings, LLC, which immediately prior to the Palo Duro closing will own 100% of the Class A membership interests in Palo Duro Wind Energy, LLC, a project company that owns the development rights and facilities under construction of an approximately 250 megawatt wind energy generating facility located in Hansford and Ochiltree Counties, Texas (the transaction), for approximately $227 million, subject to customary working capital and other adjustments.  As a condition to the Palo Duro closing, one or more tax equity investors are expected to make certain upfront capital contributions and acquire 100% of the Class B membership interests in Palo Duro Wind Energy, LLC.  As Class B members, the tax equity investors will make ongoing deferred contingent capital contributions based on the production and sale of electricity that generates production tax credits under Section 45 of the Internal Revenue Code of 1986, as amended.  Immediately following the Palo Duro closing, Palo Duro Wind Project Holdings, LLC will hold 100% of the Class A membership interests in Palo Duro Wind Energy, LLC, and the tax equity investors will hold 100% of the Class B membership interests in Palo Duro Wind Energy, LLC.

The Palo Duro purchase and sale agreement contains customary representations and warranties and covenants by the parties.  The Palo Duro purchaser and the seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.  The transaction is subject to customary closing conditions, consummation of the tax equity financing and the receipt of certain regulatory approvals.  The Palo Duro purchaser expects the transaction to close in January 2015, and intends to fund the purchase price through a combination of cash on hand and draws by NextEra Energy US Partners Holdings, LLC on the existing revolving credit facility.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Also on October 30, 2014, Shafter Solar Holdings, LLC, an indirect wholly-owned subsidiary of NextEra Energy US Partners Holdings, LLC (the Shafter purchaser), entered into a purchase and sale agreement (the Shafter purchase and sale agreement) with Shafter Solar SellCo, LLC, an indirect wholly-owned subsidiary of NEER.  Pursuant to the terms of the Shafter purchase and sale agreement, the Shafter purchaser agreed to acquire 100% of the membership interests of Shafter Solar, LLC, which owns the development rights and facilities under construction of an approximately 20 megawatt solar generating facility located in Shafter, California for approximately $64 million, subject to customary working capital and other adjustments.  The Shafter purchaser expects the transaction to close in the first quarter of 2015, and intends to fund the purchase price through a combination of cash on hand and draws by NextEra Energy US Partners Holdings, LLC on the existing revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 5, 2014

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

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